Exhibit 99.1

BeiGene Presents Phase IB Data on RAF Dimer Inhibitor BGB-283 at the 2017 American Association for Cancer Research Annual Meeting

CAMBRIDGE, Mass., April 2, 2017 (GLOBE NEWSWIRE) — BeiGene, Ltd. (NASDAQ:BGNE), a clinical-stage biopharmaceutical company developing innovative molecularly-targeted and immuno-oncology drugs for the treatment of cancer, today presented data from the Phase IB dose expansion study of RAF dimer inhibitor BGB-283 in patients with B-RAF or K-RAS/N-RAS mutated solid tumors in an oral presentation during a Clinical Trials Plenary Session at the 2017 American Association for Cancer Research (AACR) Annual Meeting in Washington, DC. BGB-283 is a novel inhibitor of RAF, in both its monomeric and dimeric forms, and has demonstrated activity in both B-RAF and K-RAS-mutated tumors in preclinical studies and in the Phase IA dose escalation portion of this Phase I study. In the Phase IB portion, BGB-283 has generally been well-tolerated at a dose of 30 mg once a day (QD) and has continued to show antitumor activity not only in subjects with B-RAF V600-mutated solid tumors, but also in subjects with K-RAS-mutated solid tumors.

“BGB-283 appears to have a desirable risk-benefit profile in the combined efficacy and safety data from the Phase IA and IB parts of this study. Clinical activity has been observed for BGB-283 not only in B-RAF V600-mutated melanoma, thyroid cancer, and ovarian cancer, but also in K-RAS-mutated non-small cell lung cancer and endometrial carcinoma. These observations warrant further investigation of BGB-283 in the clinic,” commented Jayesh Desai, MD, FRACP, a medical oncologist at The Royal Melbourne Hospital and Peter MacCallum Cancer Centre in Melbourne, Australia, and coordinating principal investigator of the study.

“Data from the Phase IB trial of BGB-283 further supported the anti-tumor activity in both RAF- and RAS-mutated tumors that we observed in the Phase IA study. We look forward to continuing clinical development of BGB-283 as either a single agent or in combination with other targeted or immuno-oncology agents,” commented Amy Peterson, MD, Chief Medical Officer, Immuno-oncology at BeiGene.

Summary of Results

The multicenter, open-label Phase I trial of BGB-283 conducted in Australia and New Zealand is comprised of two parts — Phase IA (dose-escalation) and Phase IB (dose-expansion) in patients with B-RAF or K-RAS/N-RAS mutated solid tumors or patients with pancreatic cancer. The dose-expansion portion of the trial was designed to evaluate the safety and efficacy of BGB-283 at the recommended Phase II dose of 30 mg QD established in the Phase IA part of the trial. The expansion cohorts include patients with B-RAF V600-mutated cancers including melanoma, either naïve or having developed resistance to existing B-RAF or MEK inhibitors, colorectal cancer (CRC), non-small cell lung cancer (NSCLC), and papillary thyroid cancer (PTC), as well as patients with other B-RAF-mutated solid tumors. They also include patients with K-RAS/N-RAS-mutated endometrial cancer, NSCLC, and CRC, as well as patients with other K-RAS/N-RAS-mutated solid tumors and patients with pancreatic cancer.

The safety analysis, which included 96 patients as of the September 12, 2016 cut-off, suggested that BGB-283 was generally well-tolerated at 30 mg QD, with most drug-related adverse events (AEs) being grades 1 or 2 in severity. The most frequent drug-related AEs (>10%) of any grade were fatigue (38.5%), dysphonia (26.0%), decreased appetite (21.9%), palmar-plantar erythrodysaesthesia syndrome (21.9%), thrombocytopenia (19.8%), dermatitis acneiform (17.7%), diarrhea (16.7%), rash (16.7%), nausea (15.6%), hypertension (11.5%), and glossodynia (10.4%). The most frequent drug-related grade 3-4 AEs (>2%, 2 patients or more) included fatigue (7.3%), hypertension (6.3%), thrombocytopenia (6.3%), pyrexia

(3.1%), hyponatremia (2.1%), anemia (2.1%), neutropenia (2.1%), febrile neutropenia (2.1%), decreased platelet count (2.1%), increased alanine aminotransferase (2.1%), increased gamma-glutamyltransferase (2.1%), and sepsis (2.1%).

The cut-off for the efficacy analysis was September 17, 2016. In seven patients with B-RAF V600-mutated melanoma (including one V600K and one V600R) who were naïve to B-RAF or MEK inhibitors, there were three partial responses (PRs) and three cases of stable disease (SD). In three patients with B-RAF V600-mutated PTC, there was one PR and two cases of SD. In six patients with K-RAS-mutated NSCLC, there was one PR and two cases of SD. In ten patients with solid tumors with B-RAF non-V600 mutations or solid tumors with B-RAF V600 mutations that are not included in other cohorts, there were two PRs, in one patient with BRAF V600E-mutated melanoma and one with BRAF V600E-mutated ovarian cancer, and three cases of SD. In two patients with B-RAF V600-mutated NSCLC, there was one unconfirmed PR and one case of SD.

Additional cases of SD were observed in four of six melanoma patients with B-RAF V600-mutated melanoma who had responses to but developed resistance against B-RAF or MEK inhibitors, nine of 13 patients with B-RAF V600-mutated CRC, five of five patients with K-RAS-mutated endometrial cancer, 12 of 20 patients with K-RAS/N-RAS-mutated CRC, and 10 of 21 patients with other K-RAS/N-RAS-mutated solid tumors or pancreatic cancer.

In the Phase IA portion of the study, confirmed objective responses included a complete response in a patient with B-RAF V600E-mutated melanoma, and two PRs, one in a patient with B-RAF V600E-mutated thyroid cancer and one in a patient with K-RAS-mutated endometrial cancer.

About BGB-283

Discovered by BeiGene scientists, BGB-283 is a novel RAF inhibitor with unique RAF dimer and EGFR inhibition activities. BGB-283 has shown antitumor activities in preclinical models and in cancer patients not only in tumors with BRAF V600E mutations but also those with non-V600E BRAF mutations and KRAS/NRAS mutations.

About BeiGene

BeiGene is a global, clinical-stage, research-based biotechnology company focused on molecularly targeted and immuno-oncology cancer therapeutics. With a team of over 300 scientists, clinicians and staff in mainland China, the United States, Australia and Taiwan, BeiGene is advancing a pipeline consisting of novel oral small molecules and monoclonal antibodies for cancer. BeiGene is working to create combination solutions aimed to have both a meaningful and lasting impact on cancer patients.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the encouraging preliminary clinical data of BGB-283, the potential implications of these data for the future development of BGB-283, and BeiGene’s advancement of, and anticipated clinical development and regulatory milestones and plans related to BGB-283. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene’s ability to demonstrate the efficacy and safety of its drug candidates, the clinical results for its drug candidates, which may not support further development, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, BeiGene’s ability to achieve market acceptance in the medical community necessary for commercial success, BeiGene’s ability to obtain and maintain protection of intellectual property for its technology and drugs, BeiGene’s reliance on third parties to conduct preclinical studies and clinical trials, BeiGene’s limited operating history and BeiGene’s ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene’s subsequent filings with the U.S. Securities and Exchange Commission.  All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

Investor/Media Contact

Lucy Li, Ph.D.

+1 781-801-1800

ir@beigene.com

media@beigene.com